Stock Option Exchange Program
Option Exchange Program Timeline
Informational Presentation
Begins:  12:01 a.m. U.S. Eastern Time, Tuesday, July 7, 2009
Ends: 8:00 p.m. U.S. Eastern Time, Tuesday, August 4, 2009, unless extended
This informational presentation is only a summary of the Stock Option Exchange Program.  For additional details, please review all of the documents on the Offer to Exchange website
Exhibit (a)(1)(I)

Stock Option Exchange Program
Presentation Objective
The objective of this presentation is to communicate the key components of the Stock Option Exchange Program
Stock Option Overview
Purpose of the Exchange Program
How the Exchange Program Works
Hypothetical Stock Option Gains
How to Participate
Taxation
Steps to Prepare
Timeline
Available Resources
Key Terms

Stock Option Overview
Philosophy and History
Broad-based stock options are a key component of our incentive and retention programs
We believe stock options encourage our employees to act like owners of the business by:
Motivating our employees to work towards our success
Rewarding our employees’ contributions by allowing them to benefit from increases in our stock price

Stock Option Overview
Underwater Stock Options
The decline in Exelixis’ stock price has left a significant number of outstanding employee stock options underwater.  These
underwater stock options provide less motivation and opportunity for rewards than was originally intended
Exelixis' Average
Stock Price
June 1, 2008
through
May 31, 2009
$5.00
Date Stock Price
1/1/09 $5.02
1/1/08 $8.63
1/1/07 $9.00
1/1/06 $9.42
1/1/05 $9.50
1/1/04 $7.05
1/1/03 $8.00
1/1/02 $16.62
1/1/01 $14.62
Historical Stock Prices

Provide employees who hold eligible
underwater stock options motivation to work
towards our success
Reward our employees’ contributions by
providing them with an economic stake in the
future of our company
Purpose of the Exchange Program

How the Exchange Program Works
Employee Eligibility
The Exchange Program is a voluntary, one-time
opportunity for eligible employees to surrender eligible
stock options in exchange for a smaller number of
replacement stock options with a lower exercise price
You are an eligible employee if you are:
–
A U.S. employee of Exelixis or an Exelixis subsidiary
who holds eligible outstanding stock options and is
eligible to participate in the 2000 Equity Incentive
Plan.
–
Employed by Exelixis or an Exelixis subsidiary on the
date the Exchange Program began (July 7, 2009) and
remain employed through the date the replacement
stock options are granted (expected to be August 5,
2009)

How the Exchange Program Works
Employee Eligibility (continued)
Named Executive Officers (as reported in the Summary
Compensation Table), members of the Board of Directors,
consultants, and employees with a tax residence outside
of the U.S. are excluded from participating in the
exchange
Employees on an approved leave of absence are
permitted to participate as long as all eligibility
requirements are met

How the Exchange Program Works
Eligible Stock Options
Must be an outstanding stock option grant with an exercise price greater than or equal to $7.13; and
Granted before January 7, 2008
and expiring after the end of
the offer period (currently expected to be August 4, 2009).

How the Exchange Program Works
Terms and Conditions of the Replacement Grants
Date of Grant:
expected to be August 5, 2009
Exercise Price: closing price of Exelixis stock on grant date
Contractual Term:
the weighted average remaining contractual term
of all eligible options surrendered in the Exchange Program. The contractual term is currently estimated to be approximately 6 years.
Form of Replacement Stock Options:
all replacement stock will be
nonstatutory stock options
regardless of whether the exchanged
awards were Incentive Stock Options
Vesting of Replacement Stock Options: all replacement stock
options
will be subject to new vesting requirements before they
become exercisable, as shown on the following slide

How the Exchange Program Works
Terms and Conditions of the Replacement Grants
Eligible Stock Options that are vested
on or before
the commencement date,
July 7, 2009, will be subject to a new One-Year Vesting Schedule as shown in the chart below.
Eligible Stock Options that vest
after
the commencement date, July 7, 2009,
will be subject to a new Three-Year Vesting Schedule as shown in the chart below.
Note:
All of your Replacement Stock Options will be subject to the vesting schedules as provided above, and will
not
be immediately exercisable.
One-Year Vesting Schedule Three-Year Vesting Schedule
Vested Options Unvested Options
(as of July 7, 2009) (as of July 7, 2009)
100% after Year 1
33% after Year 1, monthly thereafter
through Year 3
Fully Vested on August 5, 2010 Fully Vested on August 5, 2012

How the Exchange Program Works
Exchange Ratios
If you choose to participate in the Exchange Program, the number of replacement stock options you will receive depends on three factors:
1) the exercise price of the stock options surrendered,
2) the corresponding exchange ratio, and
3) the number of eligible stock options surrendered
If the Per Share
Exercise Price is….
…. The Exchange Ratio is*
$7.13 to $12.00 1.25 to 1
$12.01 to $18.96 4.00 to 1
$18.97 to $45.00 90.00 to 1
* Number of shares subject to eligible stock options required to be surrendered for one share subject to a replacement stock option.

How the Exchange Program Works
Example – John Doe
The example below illustrates the exchange of one of
John’s eligible stock options
* Note: The total number of shares subject to replacement stock options will be determined by applying the exchange ratio and rounding to the nearest whole share (with 0.5 rounded up). Replacement stock options with the One-Year Vesting Schedule will be determined first by rounding to the nearest whole share (with 0.5 rounded up). Replacement stock options with the Three-Year Vesting Schedule will be the difference between the total and One-Year amounts.
John’s Replacement Stock Options will have a new
grant date (expected to be August 5, 2009) and a lower
exercise price.
Eligible Stock Options Replacement Stock Options*
Vested
Shares
Unvested
Shares
One-Year
Vesting Schedule
Three-Year
Vesting Schedule
1/3/2007 77 23 $9.47 1.25
62
(77 divided by 1.25)
18
(23 divided by 1.25)
Grant
Date
Exercise
Price
Exchange
Ratio

How the Exchange Program Works
Example – John Doe (continued)
Assuming John has three outstanding eligible stock options, the example below shows how the exchange ratios would be applied to all of John’s eligible stock options
Grant
Date
Shares Subject to
Eligible Stock Options
Exercise
Price
Exchange
Ratio
Shares Subject to Replacement
Stock Options*
1/3/2007
100
$9.47
1.25 to 1
80
(100 divided by 1.25)
1/2/2002
65
$15.81
4.00 to 1
16
(65 divided by 4.00)
8/1/2000
175
$40.00
90.00 to 1
2
(175 divided by 90.00)
* Note: The number of shares will be rounded to the nearest whole share (with 0.5 rounded up)
Total Options Exchanged: 340 Total Replacement Stock Options: 98

Hypothetical Stock Option Gains
Example – John Doe (continued)
The examples of hypothetical
gains on the next few slides are
subject to the following assumptions and qualifications:
The replacement stock option exercise price will be $5.00 per share*
All Replacement Stock Options and Eligible Stock Options surrendered for exchange are fully vested and outstanding
The example utilizes the exchange ratios that have been set for the
Exchange Program
*Assumed solely for the purposes of the hypothetical example. Exelixis cannot and does not predict the future market price of its stock, and the examples do not constitute a prediction of future stock price

Hypothetical Stock Option Gains
Approximate Cross-over Stock Prices
The chart below illustrates approximate Cross-Over Stock Prices for the three eligible stock options, assuming a $5.00 exercise price for replacement stock options and applying the exchange ratios under the Exchange Program
Subject to the assumptions and qualifications on the previous slide,
Exelixis’
stock price would have to exceed $19.34
in order for any of
the eligible stock options to have provided higher potential gains
Original
Grant Date
Original
Exercise Price
Cross-Over
Stock Price
1/3/07 $9.47 $27.35
1/2/02 $15.81 $19.34
8/1/00 $40.00 $40.40

Hypothetical Stock Option Gains
Example – John Doe (continued)
In this example, the “Cross-Over Stock Price” – or the point at which hypothetical future gains under the eligible stock options priced at $9.47 and the replacement stock options is approximately $27.35
Note: The example above shows the risk that replacement stock options ultimately may have less value than eligible stock options, depending on the future market price of Exelixis stock
Pre-Tax Gains
Eligible Stock Options vs. Replacement Stock Options
$253.00
$2,653.00
$560.00
$2,480.00
$0
$250
$500
$750
$1,000
$1,250
$1,500
$1,750
$2,000
$2,250
$2,500
$2,750
$3,000
$12.00 $36.00
Stock Price (USD)
Eligible Stock
Options
Replacement
Stock Options
$27.35

Hypothetical Stock Option Gains
Example – John Doe (continued)
Replacement Stock Option: Exercise price of $5.00
Hypothetical Stock Price: January 12, 2011 = $12.00
Based on the above assumptions, John would receive $206.76
more in after-tax gains
if he participated
in the exchange
($377.16 - $170.40 = $206.76)
Eligible Stock Option Replacement Stock Option
January 3, 2007 August 5, 2009
Assumed Stock Price
(on January 12, 2011)
$12.00 $12.00
Hypothetical Gain
100 x ($12.00 - $9.47) = $253.00 80 x ($12.00 - $5.00) = $560.00
Tax Withholding* $253.00 x 32.65% = $82.60 $560.00 x 32.65% = $182.84
After Tax Gain for
Employee
$253.00 - $82.60 = $170.40 $560.00 - $182.84 = $377.16
*Note: The example above shows Tax Withholding at the U.S. Supplemental Income rate of 32.65% which includes 25%
Federal, 6.2% FICA, and 1.45% Medicare.  For specific information regarding your personal tax situation, you would need to consult a tax advisor.

Hypothetical Stock Option Gains
Example – John Doe (continued)
Replacement Stock Option: Exercise price of $5.00
Hypothetical Stock Price: January 12, 2011 = $36.00
Based on the above assumptions, John would receive $116.52
more in after-tax gains
if he did not participate
in the exchange
($1,786.80 - $1,670.28 = $116.52)
Eligible Stock Option Replacement Stock Option
January 3, 2007 August 5, 2009
Assumed Stock Price
(on January 12, 2011)
$36.00 $36.00
Hypothetical Gain
100 x ($36.00 - $9.47) = $2,653.00 80 x ($36.00 - $5.00) = $2,480.00
Tax Withholding* $2,653.00 x 32.65% = $866.20 $2,480.00 x 32.65% = $809.72
After Tax Gain for
Employee
$2,653.00 - $866.20 = $1,786.80 $2,480.00 - $809.72 = $1,670.28
*Note: The example above shows Tax Withholding at the U.S. Supplemental Income rate of 32.65% which includes 25% Federal,
6.2% FICA, and 1.45% Medicare.  For specific information regarding your personal tax situation, you would need to consult a tax advisor.

How to Participate
Processing your Elections
You may elect to participate in the Exchange Program via the Stock
Option Exchange Program Website
https://www.corp-action.net/exelixis
You may also change your election or withdraw via the Stock Option
Exchange Program Website. If you change your election or withdraw by submitting a Change of Election, any previously submitted election or
Change of Election will be disregarded and considered replaced in full by the last Change of Election.
Elections by means other than the Stock Option Exchange Program
Website WILL NOT BE ACCEPTED
Your final elections must be received via the Stock Option Exchange
Program Website prior to the Exchange Program deadline of 8:00 p.m.
U.S. Eastern Time, August 4, 2009

How to Participate
Requirements
If you elect to participate, you are required to elect
either “Exchange” or “Do Not Exchange” for each
eligible stock option grant
Your elections must be received submitted through the
website prior to the Exchange Program deadline of
8:00 p.m. U.S. Eastern Time, August 4, 2009
Your final elections must be submitted through the website prior to the
Exchange Program deadline of 8:00 p.m. U.S. Eastern Time, August 4, 2009
Your final elections received as of the Exchange Program deadline will supersede any previous elections

How to Participate
Electing not to Participate
If you choose not to participate, no action is required and this Exchange
Program will have no effect on eligible outstanding stock options; no changes will be made to the terms and conditions of the eligible outstanding stock options you continue to hold
This is a voluntary, one-time opportunity. So please review the materials carefully before making a decision. Neither BNY Mellon nor
Exelixis can advise you whether to participate. The decision is yours.

Taxation
We strongly encourage all eligible employees to consult with their own tax advisors with respect to the federal, state, and local tax consequences of participating in the Exchange Program
Employees....
•
Will not be subject to tax as a result of the exchange of eligible stock options for replacement stock options
•
Will not be subject to tax when the replacement stock options are granted
Please refer to the Material U.S. Federal Income Tax Consequences section in the Offer to Exchange document for information on your responsibilities to report and pay any taxes resulting from the exercise of the replacement stock options and information regarding the tax consequences of exercising incentive stock options and nonstatutory stock options

Steps to Prepare
1.
Read the e-mail from the Option Exchange Administrator dated July 7,
2009
2.
Locate your PIN
(provided
in the e-mail from the Option Exchange
Administrator)
3.
Log into the Stock Option Exchange Program Website via
https://www.corp-action.net/exelixis and review all Exchange Program documents
4.
Once you have reviewed all of the documents, proceed with your election. All elections
must be received by the deadline; 8:00 p.m.
U.S. Eastern Time, August 4, 2009
5.
If you choose NOT to participate, you do not need to do anything

Week of August 10, 2009
(expected)
Replacement stock options will be
viewable online through your E*Trade
account at www.etrade.com
August 5, 2009 (expected)
Replacement stock option grant date
August 4, 2009
Exchanged stock options cancelled
July 7 – August 4, 2009
Program Offered
Timeline
Replacement Grant Information

Available Resources
Contact BNY Mellon Shareowner Services
Offer to Exchange Hotline
(9:00 a.m. to 8:00 p.m. U.S. Eastern Time, Monday through Friday)
At the numbers below:
From within the United States:
1-866-222-8410
From outside the United States:
1-201-680-6579

26 Available Resources (continued) Contact the Exelixis Option Exchange Administrator By Phone: (650) 837-7311 or By Email: optionexchange@exelixis.com

27 Questions?

28 Appendix: Key Terms

Key Terms
Stock Options: the right to buy shares of Exelixis stock at a set price (also known as the exercise price) for a specified period of time
Eligible Stock Options: those outstanding stock options granted before January 7, 2008 and expiring after August 4, 2009 that have exercise prices greater than or equal to
$7.13.  Also referred to as “Eligible Options”
Underwater: when the exercise price of a stock option is higher than the current market price of Exelixis stock
Example: a stock option grant on 1/3/07 has an exercise price of $9.47 because that was the price of Exelixis stock on that date.  Exelixis stock is currently trading well below this price; therefore this stock option grant is considered “underwater”
Surrender: means to give something up.  If you choose to participate in this program, you will be giving up your right to the eligible stock option grant
Exchange: to surrender eligible stock options and receive a lesser number of replacement stock options with a lower exercise price under this offer

Key Terms (continued)
Replacement Stock Options: refers to new stock options that participating employees will receive upon “surrendering” their eligible outstanding stock option grants
Exercise Price: the price at which Exelixis stock can be purchased by  exercising a stock option; the exercise price is fixed when the stock option is granted and is always the closing price of Exelixis stock on the grant date
Cross-Over Stock Price: for a particular outstanding stock option grant that is eligible to be exchanged, is the price of Exelixis stock at which potential gains from the eligible outstanding option grant and the replacement stock option grant are approximately equal
Outstanding: previously granted stock options that have not been fully exercised or cancelled
Vesting: the period of continuous service that gives you the right to exercise your stock option over a period of time; when a portion of your stock option has vested, you may exercise the vested portion for actual shares of Exelixis stock
Exercising: to purchase the underlying shares of stock at the exercise price, regardless of the current market price